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                                                                     EXHIBIT I



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 2-91694) of our report dated June 19, 1998, on our audits of the financial statements of the Instron Corporation Savings and Security Plan as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 11-K.




Boston, Massachusetts                             /s/Coopers & Lybrand L.L.P.
                                                  ----------------------------
June 29, 1998                                     COOPERS & LYBRAND L.L.P.








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